UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 S. Weisgarber Road, Knoxville TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 719-8160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HITC	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2025, we appointed FKP Advisors LLC, as a non-independent member, to the Board of Directors of the Company, for a three (3) year term and that FKP Advisors LLC compensation as a member of the Company’s Board shall include an initial stock grant and a three (3) year restricted stock award totaling 400,000 shares of the Company’s common stock. FKP Advisors LLC board seat will be on a rotational basis with Larry Kloess III serving in the first year, followed by Jim Fitzgerald in the second year, and Ben Pope in the third year. The annual stock grant will be divided by three (“3”) each year and awarded to each member individually. The restricted stock grant shall vest ratably on April 15, 2026, 2027 and 2028.

FKP Advisors LLC is considered a non-independent board member as they will be eligible for a 10% commission on all new sales and a 5% renewal commission on sales directly generated by FKP Advisors LLC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Board Member Agreement with FKP Advisors LLC April 15, 2025
104	Cover Page Interactive Data File (embedded in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2025

Healthcare Integrated Technologies Inc.

By:	/s/ Scott M. Boruff
Name:	Scott M. Boruff
Title:	Chief Executive Officer and Chairman of the Board